Exhibit 21.1

Principal Subsidiaries of the Registrant

Direct and Indirect Subsidiaries	Jurisdiction of Organization	Ownership
Sohu.com Limited	Cayman Islands	100%
Sohu.com (Hong Kong) Ltd.	Hong Kong	100%
Beijing Sohu New Era Information Technology Co., Ltd.	People’s Republic of China	100%
Beijing Sohu New Momentum Information Technology Co., Ltd.	People’s Republic of China	100%
Beijing Sohu New Media Information Technology Co., Ltd.	People’s Republic of China	100%
Go2Map Inc.	Cayman Islands	100%
Fox Video Investment Holding Limited	Cayman Islands	100%
Fox Video Limited	Cayman Islands	100%
Fox Video (HK) Limited	Hong Kong	100%
Fox Information Technology (Tianjin) Limited	People’s Republic of China	100%
Sohu.com (Search) Limited	Cayman Islands	100%
Sogou Inc.	Cayman Islands	39%
Sogou (BVI) Limited	British Virgin Islands	39%
Sogou Hong Kong Limited	Hong Kong	39%
Beijing Sogou Technology Development Co., Ltd.	People’s Republic of China	39%
Sogou Technology Hong Kong Limited	Hong Kong	39%
Vast Creation Advertising Media Services Limited	Hong Kong	39%
Beijing Sogou Network Technology Co., Ltd	People’s Republic of China	39%
Focus Investment Holding Limited	Cayman Islands	100%
Sohu Focus Limited	Cayman Islands	100%
Sohu Focus (HK) Limited	Hong Kong	100%
All Honest International Limited	British Virgin Islands	100%
Sohu.com (Game) Limited	Cayman Islands	100%
Changyou.com Limited	Cayman Islands	68%
Changyou.com (HK) Limited	Hong Kong	68%
Changyou.com Webgames (HK) Limited	Hong Kong	68%
7Road.com Limited	Cayman Islands	68%
7Road.com HK limited	Hong Kong	68%
Shenzhen Brilliant Imagination Technologies Co., Ltd.	People’s Republic of China	68%
Beijing Yang Fan Jing He Information Consulting Co., Ltd.	People’s Republic of China	68%
Shanghai Jingmao Culture Communication Co., Ltd.	People’s Republic of China	68%
Beijing Changyou Jingmao Film & Culture Communication Co., Ltd.	People’s Republic of China	68%
Beijing AmazGame Age Internet Technology Co., Ltd.	People’s Republic of China	68%
Beijing Changyou Gamespace Software Technology Co., Ltd.	People’s Republic of China	68%
Glory Loop Limited.	British Virgin Islands	68%
MoboTap Inc.	Cayman	35%
MoboTap Inc. Limited	Hong Kong	35%
Baina Zhiyuan(Beijing) Technology Co., Ltd.	People’s Republic of China	35%